Exhibit 99.1

Wayfair Announces Third Quarter 2017 Results
Q3 Direct Retail Revenue Growth of 42% Year over Year to $1.2 billion
Q3 Total Net Revenue Growth of 39% Year over Year to $1.2 billion
10.3 million Active Customers, up 39% Year over Year

BOSTON, MA — November 2, 2017 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its third quarter ended September 30, 2017.
Third Quarter 2017 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $348.8 million to $1.2 billion, up 41.9% year over year

•	Total net revenue increased $336.7 million to $1.2 billion, up 39.1% year over year

•	Gross profit was $280.3 million or 23.4% of total net revenue

•	GAAP net loss was $76.4 million

•	Adjusted EBITDA was $(22.7) million or (1.9)% of total net revenue

•	GAAP basic and diluted net loss per share was $0.88

•	Non-GAAP diluted net loss per share was $0.65

•	Non-GAAP free cash flow was $(18.5) million

•	At the end of the third quarter, cash, cash equivalents, and short-term and long-term investments totaled $640.2 million
"We are very pleased with the company’s strong growth and momentum as we continue to reinforce our position as a clear online leader in the massive home category," noted Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "With $1.2 billion in year over year Direct Retail revenue growth during the twelve months ending September 30, we are already quickly outpacing the shift of dollars online in our category and taking a high proportion of market share as customers embrace our exceptional shopping experience. Through significant advancements across our supply chain network, we are now able to promise our customers a more seamless shopping experience and even faster delivery times for millions of products. The majority of large parcel orders such as sofas, dining tables, bathroom vanities, chandeliers and more are now flowing through the Wayfair-controlled Wayfair Delivery Network, which means we can ensure a flawless experience from start to finish for even the largest and heaviest products. We are also able to leverage our enhanced logistics network and greater efficiencies to offer our customers creative and compelling promotions in time for the holidays in the U.S., Canada and Europe. We believe these exciting initiatives and many others across all areas of the business will continue to propel significant growth for Wayfair as we move into 2018."
Other Third Quarter Highlights

•	The number of active customers in our Direct Retail business reached 10.3 million as of September 30, 2017, an increase of 39.2% year over year

•	LTM net revenue per active customer was $408 as of September 30, 2017, an increase of 0.5% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.75 for the third quarter of 2017, compared to 1.69 for the third quarter of 2016

•	Repeat customers placed 61.0% of total orders in the third quarter of 2017, compared to 56.9% in the third quarter of 2016

•	Repeat customers placed 2.9 million orders in the third quarter of 2017, an increase of 48.2% year over year

•	Orders delivered in the third quarter of 2017 were 4.7 million, an increase of 38.1% year over year

•	Average order value was $250 for the third quarter of 2017, compared to $244 in the third quarter of 2016

•	In the third quarter of 2017, 45.4% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 40.3% in the third quarter of 2016

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2017 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 89809970. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of sites includes:

•	Wayfair, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, unbelievable prices on everything modern

•	Birch Lane, a collection of classic furnishings and timeless home décor

•	Perigold, unparalleled access to the finest home décor and furnishings
Wayfair generated $4.3 billion in net revenue for the twelve months ended September 30, 2017. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 6,800 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Julia Donnelly
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Factors that could cause or contribute to differences in our future results include, but are not limited to: economic factors, such as interest rates and currency exchange fluctuations; our ability to acquire new customers; our ability to sustain and/or manage our growth, including the expansion of our Wayfair Delivery Network; our ability to increase our net revenue per active customer; and our ability to build and maintain strong brands. A further list and description of these risks, uncertainties and other factors can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of directors to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA
Net loss	$(76,429)	$(60,940)	$(171,843)	$(150,419)
Depreciation and amortization (1)	22,913	15,463	62,588	38,528
Equity based compensation and related taxes	19,598	15,308	50,539	37,265
Interest expense (income), net	2,008	292	3,857	(791)
Other expense (income), net	227	(889)	(400)	(1,804)
Provision for (benefit from) income taxes	237	(83)	671	555
Other (1)	8,774	—	8,774	—
Adjusted EBITDA	$(22,672)	$(30,849)	$(45,814)	$(76,666)

Net revenue	$1,198,198	$861,525	$3,281,879	$2,395,801
Adjusted EBITDA Margin	(1.9)%	(3.6)%	(1.4)%	(3.2)%
(1) We recorded $9.6 million of one-time charges in the three and nine months ended September 30, 2017 in "Operations, technology, general and administrative" in the unaudited consolidated and condensed statements of operations related to a warehouse we vacated in July 2017. Of the $9.6 million charges, $8.8 million was included in "Other" and related primarily to the excess of our estimated future remaining lease commitments through 2023 over our expected sublease income over the same period, and $0.8 million was included in "Depreciation and amortization" related to accelerated depreciation of leasehold improvements in the warehouse.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Segment Adjusted EBITDA
U.S.	$4,531	$(7,857)	$28,684	$(11,816)
International	(27,203)	(22,992)	(74,498)	(64,850)
Adjusted EBITDA	$(22,672)	$(30,849)	$(45,814)	$(76,666)
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net loss	$(76,429)	$(60,940)	$(171,843)	$(150,419)
Equity based compensation and related taxes	19,598	15,308	50,539	37,265
Provision for (benefit from) income taxes	237	(83)	671	555
Non-GAAP net loss	$(56,594)	$(45,715)	$(120,633)	$(112,599)
Non-GAAP net loss per share, basic and diluted	$(0.65)	$(0.54)	$(1.39)	$(1.33)
Weighted average common shares outstanding, basic and diluted	87,283	85,105	86,679	84,779

The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$24,752	$15,621	$(3,245)	$(10,680)
Purchase of property and equipment	(30,980)	(20,408)	(76,528)	(81,844)
Site and software development costs	(12,235)	(9,181)	(34,885)	(21,444)
Free cash flow	$(18,463)	$(13,968)	$(114,658)	$(113,968)
Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Consolidated Financial Metrics
Net Revenue	$1,198,198	$861,525	$3,281,879	$2,395,801
Adjusted EBITDA	$(22,672)	$(30,849)	$(45,814)	$(76,666)
Free cash flow	$(18,463)	$(13,968)	$(114,658)	$(113,968)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$1,181,223	$832,398	$3,224,036	$2,299,901
Active Customers	10,250	7,362	10,250	7,362
LTM Net Revenue per Active Customer	$408	$406	$408	$406
Orders Delivered	4,719	3,417	13,209	9,343
Average Order Value	$250	$244	$244	$246
The following table presents Direct Retail and Other net revenues attributable to the Company’s reportable segments for the periods presented (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
U.S. Direct Retail	$1,033,669	$759,674	$2,847,898	$2,134,782
U.S. Other	16,975	28,127	57,843	91,613
U.S. segment net revenue	1,050,644	787,801	2,905,741	2,226,395
International Direct Retail	147,554	72,724	376,138	165,119
International Other	—	1,000	—	4,287
International segment net revenue	147,554	73,724	376,138	169,406
Total net revenue	$1,198,198	$861,525	$3,281,879	$2,395,801

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$553,721	$279,840
Short-term investments	56,699	68,743
Accounts receivable, net of allowance of $4,507 and $3,115 at September 30, 2017 and December 31, 2016, respectively	27,521	19,113
Inventories	18,613	18,550
Prepaid expenses and other current assets	120,041	90,845
Total current assets	776,595	477,091
Property and equipment, net	318,873	239,354
Goodwill and intangible assets, net	3,386	4,230
Long-term investments	29,809	30,967
Other noncurrent assets	9,477	10,041
Total assets	$1,138,140	$761,683
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$381,661	$379,493
Accrued expenses	121,218	67,807
Deferred revenue	86,219	65,892
Other current liabilities	61,151	44,028
Total current liabilities	650,249	557,220
Lease financing obligation	82,725	28,900
Long-term debt	327,950	—
Other liabilities	74,187	96,179
Total liabilities	1,135,111	682,299

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2017 and December 31, 2016	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 56,355,606 and 49,945,202 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	56	50
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 31,290,483 and 35,885,692 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	31	36
Additional paid-in capital	515,380	409,225
Accumulated deficit	(510,495)	(329,940)
Accumulated other comprehensive (loss) gain	(1,943)	13
Total stockholders’ equity	3,029	79,384
Total liabilities and stockholders’ equity	$1,138,140	$761,683

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net revenue	$1,198,198	$861,525	$3,281,879	$2,395,801
Cost of goods sold (1)	917,889	659,864	2,495,221	1,826,570
Gross profit	280,309	201,661	786,658	569,231
Operating expenses:
Customer service and merchant fees (1)	42,949	33,872	117,132	91,286
Advertising	141,714	101,333	384,220	293,436
Merchandising, marketing and sales (1)	56,934	48,550	160,033	129,679
Operations, technology, general and administrative (1)	112,669	79,526	292,988	207,289
Total operating expenses	354,266	263,281	954,373	721,690
Loss from operations	(73,957)	(61,620)	(167,715)	(152,459)
Interest (expense) income, net	(2,008)	(292)	(3,857)	791
Other (expense) income, net	(227)	889	400	1,804
Loss before income taxes	(76,192)	(61,023)	(171,172)	(149,864)
Provision for (benefit from) income taxes	237	(83)	671	555
Net loss	$(76,429)	$(60,940)	$(171,843)	$(150,419)
Net loss per share, basic and diluted	$(0.88)	$(0.72)	$(1.98)	$(1.77)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	87,283	85,105	86,679	84,779

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$282	$212	$632	$357
Customer service and merchant fees	636	627	1,866	1,488
Merchandising, marketing and sales	8,849	6,588	24,014	16,910
Operations, technology, general and administrative	9,831	7,881	24,027	18,510
	$19,598	$15,308	$50,539	$37,265

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(171,843)	$(150,419)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	62,588	38,528
Equity based compensation	46,740	35,188
Amortization of discount and issuance costs on convertible notes	874	—
Other non-cash adjustments	913	(134)
Changes in operating assets and liabilities:
Accounts receivable	(8,697)	(6,773)
Inventories	(38)	716
Prepaid expenses and other current assets	(27,776)	(12,493)
Accounts payable and accrued expenses	44,692	53,443
Deferred revenue and other liabilities	50,450	33,556
Other assets	(1,148)	(2,292)
Net cash used in operating activities	(3,245)	(10,680)

Cash flows from investing activities
Purchase of short-term and long-term investments	(47,639)	(76,458)
Sale and maturities of short-term investments	60,540	82,060
Purchase of property and equipment	(76,528)	(81,844)
Site and software development costs	(34,885)	(21,444)
Cash received from the sale of a business, net of cash sold	—	1,508
Other investing activities, net	—	(1,000)
Net cash used in investing activities	(98,512)	(97,178)

Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	420,449	—
Premiums paid for capped call confirmations	(44,160)	—
Taxes paid related to net share settlement of equity awards	(1,277)	(18,426)
Net proceeds from exercise of stock options	213	166
Net cash provided by (used in) financing activities	375,225	(18,260)
Effect of exchange rate changes on cash and cash equivalents	413	286
Net increase (decrease) in cash and cash equivalents	273,881	(125,832)

Cash and cash equivalents
Beginning of period	279,840	334,176
End of period	$553,721	$208,344